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As filed with the Securities and Exchange Commission on May 12, 1999
                               Registration No. 333-
                            United States
                 SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                              FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                   ANADARKO PETROLEUM CORPORATION
       (Exact name of issuer as specified in its charter)

      Delaware                                   76-0146568
(State or jurisdiction                         (I.R.S. Employer
 of incorporation or                           Identification No.)
   organization)

                     17001 Northchase Drive
                   Houston, Texas 77060-2141
                        (281) 875-1101
            (Address of principal executive offices)

                  1999 STOCK INCENTIVE PLAN
                   (Full title of the Plan)

                    J. Stephen Martin, Esq.
              Vice President and General Counsel
                    17001 Northchase Drive
                  Houston, Texas 77060-2141
            (Name and address of agent for service)
 Telephone number, including area code, of agent for service: (281) 875-1101



                 CALCULATION OF REGISTRATION FEE

     Title of          Shares          Proposed        Proposed     Amount of
 Securities to be      to be           Maximum         Maximum    Registration
    Registered      Registered (1)  Offering Price    Aggregate       Fee
                                    per Share (2)   Offering Price
Common Stock, par
 value $0.10 per
 share, and Rights   4,000,000         $38.9375      $155,750,000    $43,299
 attached thereto
(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based upon the closing price of the securities being registered hereby on the NYSE on May 7, 1999.
                    ________________________
                          Page 1 of 9 Pages
                   Exhibit Index appears on Page 6
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                               PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference

  The SEC allows the Company to incorporate by reference the information the Company has previously filed with them. Incorporation by reference means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Company files with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and future filings made with the SEC under Sections
13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the common stock covered by this Prospectus is issued.

  Registration Statement on Form 8-A, filed on September 4, 1986, for registration of common stock.

  Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

  Form 8-K filed on April 30, 1999.

Item 4.  Description Of Securities

  Not applicable.

Item 5.  Interests Of Named Experts And Counsel

  Not applicable.

Item 6.  Indemnification Of Directors And Officers

  Reference  is  made to section 102(b)(7) of the  Delaware  General
Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal
benefit.   The   Company's  restated  certificate  of  incorporation
eliminates  the  liability  of  directors  to  the  fullest   extent
permitted by Delaware law.
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  Reference  is made to section 145 of the DGCL which provides  that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director
vote,  stockholder  vote,  agreement or  otherwise.   The  Company's
restated   certificate   of   incorporation   provides    for    the
indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

  In addition, the Company has purchased and maintains directors' and officers' liability insurance.

Item 7.  Exemption From Registration Claimed

     Not applicable.

Item 8.  Exhibits

         Exhibit
         Number                       Exhibit

         4(a)    Restated Certificate of Incorporation of the Company.
                 (Originally filed as Exhibit 19(a)(i) to the Form 10-Q
                 for quarter ended September 30, 1986, File No. 1-8968).
         4(b)    By-laws of the Company.  (Originally filed as
                 Exhibit 3 (b) to the Form 10-Q for quarter ended June
                 30, 1996, File No. 1-8968).
         4(c)    1999 Stock Incentive Plan (Originally filed as an
                 Exhibit to the definitive 14A Proxy Statement, filed
                 March 11, 1999, File No. 1-8968).
         5       Opinion of Counsel regarding legality of securities
                 being registered.*
         23(a)   Consent of Counsel to the Company (included in Exhibit 5).
         23(b)   Consent of KPMG LLP.*
         24      Powers of Attorney (included on the signature page of
                 this registration statement).*

    *   Filed herewith
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Item 9.  Undertakings

 (a)  The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and,

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in this
     Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and,

      (4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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   (b)                   Insofar  as indemnification for liabilities
arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or
controlling   person  in  connection  with  the   securities   being
registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a
court   of  appropriate  jurisdiction  the  question  whether   such
indemnification by it is against public policy as expressed  in  the
Securities  Act  of  1933  and  will  be  governed  by   the   final
adjudication of such issue.

                             SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on this 12th day of May 1999.

                              ANADARKO PETROLEUM CORPORATION

                              By:  ROBERT J. ALLISON, JR. *
                              Robert J. Allison, Jr.
                              Chairman   of  the  Board  and   Chief
                              Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 1999.

              Signatures               Title

(i)  Principal executive officer:*

     ROBERT J. ALLISION, JR.    Chairman of the Board and
     Robert J. Allison, Jr.     Chief Executive Officer

(ii) Principal financial officer:*

     MICHAEL E. ROSE            Senior Vice President, Finance and
     Michael E. Rose            Chief Financial Officer

(iii)     Principal accounting officer:*

     JAMES R. LARSON            Vice President and Controller
     James R. Larson



(iv) Directors:*

     ROBERT J. ALLISON, JR.
     Robert J. Allison, Jr.

     CONRAD P. ALBERT
     Conrad P. Albert

     LARRY BARCUS
     Larry Barcus

     RONALD BROWN
     Ronald Brown

     JAMES L. BRYAN
     James L. Bryan

     JOHN R. BUTLER, JR.
     John R. Butler, Jr.

     JOHN R. GORDON
     John R. Gordon

     JOHN N. SEITZ
     John N. Seitz

*Signed on behalf of the Company and each of these persons:
By:  SUZANNE SUTER
     (Suzanne Suter, Attorney-in-Fact)
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                            EXHIBIT INDEX


    4(a)    Restated Certificate of Incorporation of the Company.
            (Originally filed as Exhibit 19(a)(i) to the Form 10-Q
            for quarter ended September 30, 1986, File No. 1-8968).
    4(b)    By-laws of the Company.  (Originally filed as Exhibit
            3 (b) to the Form 10-Q for quarter ended June 30,
            1996, File No. 1-8968).
    4(c)    1998 Stock Incentive Plan (Originally filed as an
            Exhibit to the definitive 14A Proxy Statement, filed
            March 11, 1999, File No. 1-8968).
       5    Opinion of Counsel regarding legality of securities
            being registered.*
   23(a)    Consent of Counsel to the Company (included in Exhibit 5).
   23(b)    Consent of KPMG LLP.*
      24    Powers of Attorney (included on the signature page of
            this registration statement).*

    *   Filed herewith